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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the references to our firm under the captions "Experts" and "Change in Accountants" and to the use of our report dated February 3, 1999 (March 30, 1999 as to the last paragraph of Note 8) in the Registration Statement (Form S-1 No. 333-71909) incorporated by reference into this Registration Statement filed under Rule 462(b) by Flycast Communications Corporation.

/s/ Deloitte & Touche LLP
San Jose, California
May 4, 1999